Exhibit 99.2

( BW)(NY-NEW-YORK-COMM-BANCORP)(NYCB) New York Community Bancorp, Inc. Increases Quarterly Cash Dividend 25% to $0.20 Per Share

     WESTBURY, N.Y.--(BUSINESS WIRE)--April 17, 2002--New York Community Bancorp, Inc. (Nasdaq: NYCB) today announced that its
Board of Directors has raised the quarterly cash dividend 25% to $0.20 per share. The increased dividend is payable on May 15, 2002 to shareholders of record at the close of business on May 1, 2002.
   Announcing the Board's action, President and Chief Executive Officer Joseph R. Ficalora stated, "Consistent with our emphasis on generating value, this is the third time we have increased our cash dividend in a year. The increase is indicative of the strength of our institution and our confidence in its continued capacity to earn. On an annualized basis, the $0.80 per share dividend will provide a 2.70% yield, based on last night's closing stock price, and represent a payout ratio of approximately 34%, based on our current 2002 diluted cash EPS estimates."
   Earlier today, the Company reported a 166% increase in first quarter 2002 core earnings to $46.3 million, generating a 2.00% core return on average assets and an 18.88% core return on average stockholders' equity. On a diluted per share basis, the Company's core earnings rose 68% to $0.47 in the current first quarter from $0.28 in the year-earlier three months. The Company also raised its 2002 diluted earnings per share estimates to a range of $2.04 to $2.08 and its 2002 diluted cash earnings per share estimates to a range of $2.30 to $2.35.
   New York Community Bancorp, Inc. is the $9.3 billion holding company for New York Community Bank and the eighth largest thrift in the nation, based on market capitalization at March 31, 2002. The Bank currently serves its customers through a network of 54 traditional and 60 in-store branch offices in New York City, Long Island, Rockland and Westchester counties, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metro New York region, the Bank is the second largest producer of multi-family mortgage loans in the City of New York. Additional information about the Company and its financial performance is available at www.myNYCB.com.

   Forward-Looking Statements and Associated Risk Factors

   This release contains certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
   Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
   Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings, most recently including its 2001 Annual Report on Form 10-K.
   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    CONTACT: New York Community Bancorp, Inc., Westbury
             Ilene A. Angarola, 516/683-4420